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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Polypore International, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-144846, 333-174172, 333-185741 and 333-196182) on Form S-8 of Polypore International, Inc. of our reports dated March 4, 2015, with respect to the consolidated balance sheet of Polypore International, Inc. as of January 3, 2015, and the related consolidated statements of income, comprehensive income (loss), shareholders' equity, and cash flows for the year ended January 3, 2015, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of January 3, 2015, which reports appear in the January 3, 2015 annual report on Form 10-K of Polypore International, Inc.

/s/ KPMG LLP

Charlotte, NC
March 4, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM